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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2007 (September 6, 2007)
POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-31805 Commission File Number	22-3337365 (IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 460, Las Vegas, NV (Address of principal executive offices)		89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 697-0377
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Table of Contents

Item 1.01. Entry into a Material Definitive Agreement.
     On September 6, 2007, Power Efficiency Corporation (the “Company”) entered into a Manufacturing Service Agreement (the “Agreement”) with Sanima-Sci Corporation (“Sanima-Sci”) for the production of digital units.
     Pursuant to the Agreement, the Company will purchase an amount of digital units, subject to certain minimum quantities, from Sanima-Sci equal to an initial firm order agreed upon by the Company and Sanima-Sci and subsequent nine-month requirements forecasts.
     The initial term of the contract is one year, and upon expiration of the initial term, the contract will continue on a year to year basis until one party gives notice to terminate.
Item 9.01. Financial Statements and Exhibits.
     Set forth below is a list of Exhibits included as part of this Current Report.

10.1	Manufacturing Services Agreement, dated September 6, 2007 by and among the Company and Sanima-Sci Corporation.*

99.1	Press Release, dated September 10, 2007.

*	Confidential treatment is requested for certain portions of Exhibit 10.1 pursuant to 17 C.F.R. Sections 200.8(b)(4) and 240.24b-2.
This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2007	POWER EFFICIENCY CORPOATION
	By:	/s/ Steven Strasser
		Name:	Steven Strasser
		Title:	Chief Executive Officer